Exhibit 99.1

1347 Capital Corp. / Limbach Holdings LLC Investor Presentation June 2016

Forward Looking Statements

Neither 1347 Capital Corp., Limbach nor any of their respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The sole purpose of the presentation is to assist persons in deciding whether they wish to proceed with a further review of the proposed transaction discussed herein and is not intended to be all-inclusive or to contain all the information that a person may desire in considering the proposed transaction discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction.

This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

EarlyBirdCapital, Inc. ("EBC"), the sole book-running managing underwriter of 1347 Capital Corp.'s initial public offering consummated in July 2014, has been engaged to assist with 1347 Capital Corp.'s proposed business combination, for which it will receive a fee. Craig-Hallum Capital Group LLC ("Craig-Hallum") is also assisting 1347 Capital Corp. in connection with the proposed business combination, for which it will receive a fee. 1347 Capital Corp. and its directors and executive officers, Limbach and its directors and executive officers, EBC and Craig-Hallum may be deemed to be participants in the solicitation of proxies from the stockholders of 1347 Capital Corp. in connection with the proposed business combination. Information regarding the special interests of these directors and executive officers in the proposed business combination is included in the preliminary proxy statement/prospectus/information statement filed with the U.S. Securities and Exchange Commission on Form S-4, and will be included in the definitive proxy statement/prospectus/information statement included in the Registration Statement, when available, copies of which may be obtained free of charge at the SEC's website (www.sec.gov) and at the principal executive office of 1347 Capital Corp.

This presentation includes "forward-looking statements." 1347 Capital Corp.'s and Limbach's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, 1347 Capital Corp.'s and Limbach's expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside 1347 Capital Corp.'s and Limbach's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the "Merger Agreement"), (2) the outcome of any legal proceedings against Limbach or 1347 Capital Corp.; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of 1347 Capital Corp. or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in 1347 Capital Corp.'s filings with the Securities and Exchange Commission.

1347 Capital Corp. cautions that the foregoing list of factors is not exclusive. 1347 Capital Corp. cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. 1347 Capital Corp. does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

2

LIMBACH
Since 1901 Consistently Exceeding Expectations

3 Investment Thesis: Historic Company in Industry Where SPACs Work Transaction Brief : 1347 Capital Corp . (“ 1347 ”) has signed a definitive agreement to merge with Limbach Holdings , LLC (“ Limbach ”) in a transaction valued at approximately $ 97 million Opportunity to invest in a nationally - recognized, industry leading company at an inflection point of growth within the non - residential construction market • Founded in 1901 , Limbach is the 12 th largest mechanical systems solutions firm in the U . S . * • Seasoned, proven leadership and infrastructure that is well - positioned to maximize value as a public company – Company has invested to build a national platform – Public equity structure will provide management with currency to grow the company through acquisition in a fragmented market • Favorable industry dynamics as the current upward leg of the construction cycle supports growth – High end niche player with a history of high - profile projects – Ample room for industry consolidation – smaller competitor deal multiples in the 3 x – 5 x EBITDA range • Attractive entry opportunity with strong forward visibility – 2015 revenue of $ 331 million with a projected $ 407 million for 2016 – Significant backlog coverage provides strong forward visibility for 2016 and 2017 – Discount to comps despite favorable growth profile – Prior E&C/SPAC mergers have been very successful * Source: Engineering News Record

4 Transaction Rationale: Why it Makes Sense for Both Sides • SPAC raised $ 46 million with a goal of repeating management’s past merger / spin - out successes • Sought scalable company with an enterprise value of between $ 80 - $ 200 million • Strong business with a long - history in engineering and construction that has grown organically into a fully integrated business systems service provider • Vintage portfolio company of FdG Associates for over 14 years • Sees public markets as a tool to leverage industry tailwinds and strategic M&A “Win / Win” • SPAC structure allows investors an opportunity to take an institutional size position at favorable multiples / minimal risk with the potential for upside • 1347 provides a strong partner that will work with management throughout its growth phase • Limbach is an ideal growth platform with an existing infrastructure that provides a platform where use of capital can be immediately additive • Other SPACs in E&C Industry have been successful for investors • Management is seasoned and prepared to grow a public company both organically and through M&A

Why Limbach ? 5 Limbach is a preeminent national provider of mechanical design, engineering, installation and maintenance services Offering a single - source, innovative and technologically sophisticated solution for the design, installation, service, maintenance, repair, retrofit and energy efficiency optimization of nonresidential mechanical and HVAC systems Strong Leadership and Service Culture Leading Market Position with Geographic and End Market Diversity Comprehensive Service Capabilities Premier Customer Base Across Attractive Vertical Markets Outstanding Growth Opportunity with Favorable Industry Dynamics “Becoming a public company is an important milestone in Limbach’s history, and we believe that the timing is right for the Company to leverage the opportunities we see in the marketplace by having access to the capital markets in support of our multi - faceted growth strategy.” Charlie Bacon, CEO Limbach

Transaction Overview

Transaction Overview & Transaction Consideration

- 1347 Capital Corp. ("1347") has signed a definitive agreement to merge with Limbach Holdings, LLC ("Limbach") in a transaction valued at approximately $97 million
  - Founded in 1901, Limbach is the 12th largest mechanical systems solutions firm in the United States as determined by Engineering News Record
- Limbach's current equityholders will receive an aggregate of $60 million of consideration for their interests in Limbach, consisting of cash, stock and warrants
  - The cash/stock/warrant mix will vary based on the number of 1347 shareholders that exercise their redemption rights
  - Cash consideration will range from $35 – $45 million and equity consideration (shares of 1347 valued at $10.00 each) will range from $15 – $25 million
  - 1347 expects to raise approximately $40 million in new debt financing in connection with the transaction
- The combined entity expects to be listed on NASDAQ post-transaction under the ticker LMB
- The transaction is expected to close in June or July 2016

Transaction Sources/Uses Waterfall

Redemption %	0.0%	13.0%	23.9%	34.8%	45.7%	56.5%
Sources						
Limbach cash (3/31/16)	$84	$84	$84	$84	$84	$84
SPAC cash	$46,000	$40,000	$35,000	$30,000	$25,000	$20,000
Convertible preferred stock	$0	$1,500	$4,000	$6,500	$9,000	$10,000
New debt	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000
Revolver Drawdown	$1,467	$4,467	$4,467	$4,467	$4,467	$7,467
Equity rollover	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000
Additional equity rollover	$0	$1,500	$4,000	$6,500	$9,000	$10,000
Total sources	$102,551	$102,551	$102,551	$102,551	$102,551	$102,551
Uses						
Cash to Limbach unitholders	$45,000	$43,500	$41,000	$38,500	$36,000	$35,000
Repay existing debt	$36,551	$36,551	$36,551	$36,551	$36,551	$36,551
Equity to unitholders	$15,000	$16,500	$19,000	$21,500	$24,000	$25,000
Estimated deal costs	$5,500	$5,500	$5,500	$5,500	$5,500	$5,500
Excess cash to balance sheet	$500	$500	$500	$500	$500	$500
Total uses	$102,551	$102,551	$102,551	$102,551	$102,551	$102,551

$ in 000s

6

LIMBACH Since 1901 Consistently Exceeding Expectations

Transaction Overview (continued) 7 Compelling Valuation Motivation for Transaction • Vintage portfolio company of FdG Associates • Going public provides tax - efficient currency for future acquisitions • Improved access to capital markets • Improved stature within the industry as a NASDAQ - listed public company Other Key Terms • In the event 1347 shareholder redemptions range from $ 3 million to $ 26 million, the following sources of financing are available : • Limbach unitholders to receive up to $ 10 million in additional shares of 1347 in lieu of cash consideration at closing (i . e . , consideration of up to $ 25 million in stock instead of $ 15 million), and up to 666 , 667 warrants, each exercisable for one share • Affiliates of 1347 to fund up to $10 million in newly - issued convertible preferred stock • $ 12.50 conversion price / 8% initial dividend • Excess cash from Limbach’s balance sheet • Post - merger, the board will be comprised of 7 members ; four Limbach representatives including Mr . Bacon, two 1347 Capital representatives, and one jointly selected independent member to be appointed upon closing • Limbach’s 2015 and 2016 E EBITDA multiple of 9 . 2 x and 7 . 5 x , respectively compare very favorably to its publicly - traded peers which are currently trading at 11 . 0 x and 9 . 4 x EBITDA • The transaction is structured such that Limbach will maintain low levels of leverage and a strong balance sheet positioning the company for future growth; in addition the company will take advantage of tax benefits arising from the transaction Strong Management Team • Limbach’s management team, led by CEO Charles Bacon, is unusually strong and deep for a small - cap business • Well - configured to meet the demands of SEC compliance • Established a coast - to - coast management and organizational infrastructure with the capability of seamlessly integrating acquisition candidates

Transaction Valuation 8 Valuation At Close (1)(2) Implied Multiples At Close (3) Ownership at Close (1) Public Shares 64% 1347 Sponsor 17% Pre - Merger Limbach Unit - Holders 19% 1 Assumes no 1347 shareholder redemptions 2 Does not include warrants 3 Does not reflect pro forma public company expenses (estimated at approximately $750,000 annually) At Closing Total Shares Outstanding 7,977,800 $ Per Share $10.00 Equity Value $79,778,000 Limbach Debt $41,467,000 Limbach Cash $500,000 Enterprise Value $120,745,000 Implied Multiples Est. EBITDA At Closing 2015 EV/EBITDA $13,180,000 9.2x 2016 EV/EBITDA $16,200,000 7.5x

Full Mechanical Capabilities Building Information Modeling Off - Site / Pre - fabrication 24/7 Service Engineering Commissioning Energy Modeling Construction and Installation Conceptual Estimating Operations and Maintenance 9

The Importance of Mechanical Systems • HVAC systems are critical to building function and comprise the largest component of building investment, operating expenses and energy use • Energy efficiency programs can reduce overall building energy costs by as much as 30% , with proper operations and maintenance accounting for annual operating cost savings of 5 % to 20 % MEP Systems 60% Office Equipment 4% Lighting 20% Other 16% HVAC 32% Lighting 25% Electronics 8% Other 36% MEP Systems 30% Repair & Maintenance 23% Cleaning 18% Security 8% Management & Admin 10% Grounds 3% Source: BOMA, U.S. Energy Information Administration, ASHRAE. Initial Investment – CapEx Life Cycle Investment - OpEx Commercial Building Energy Use Mechanical Energy Efficiency Focus 10 Mechanical systems are the most critical systems within a facility Full service providers with scale, technical design and engineering capabilities are scarce Limbach Opportunity Limbach Opportunity

Limbach – Wide Geographic Reach With Room to Expand Employees Size Bonding 1,300 + Top 12 $600 million W ESTERN P ENNSYLVANIA E ASTERN P ENNSYLVANIA S OUTHERN C ALIFORNIA M ICHIGAN O HIO N EW J ERSEY N EW E NGLAND M ID - A TLANTIC O RLANDO T AMPA 11 The Company has a broad geographic footprint operating from 14 offices in New England, the Mid - Atlantic, the Southeast, the Midwest and California

Attractive Vertical Markets – Specialty Niche with Brand Recognition Focus on large and growing markets that require specialized technical capabilities and solutions Limbach is a desired partner for leading general contractors and construction managers Commercial Healthcare OSU Cancer Center Transportation LAX Bradley Terminal Sports New Red Wings Arena Higher Education Harvard Cultural Hospitality Four Seasons Resort Entertainment Disney – Mine Train Ride Liberty Mutual 12 Broad Art Museum

Strong signs of market recovery = Ample opportunities to drive growth Non - Residential Construction Put - in - Place ($ in billions) Source: Data for 1994 - 2009 per FMI's 2011 U.S. Markets Construction Overview; data for 2010 and later per FMI's 2016 Construction Outlook First Quarter Report. 13 Non - Residential Construction – Large Market with Tailwinds $201 $228 $253 $276 $296 $315 $342 $347 $319 $309 $324 $346 $390 $463 $498 $432 $348 $337 $355 $360 $389 $450 $483 $510 $533 $560 $598 $0 $100 $200 $300 $400 $500 $600 $700

Growth forecasted across multiple markets Improving Industry Outlook Construction Forecasts Source: FMI's 2016 Construction Outlook First Quarter Report; AIA March 2016 Billing Index • Architectural Billing Index trending over 50 on a consistent basis which indicates increase in billings (ended Q1 at 51.9) • Strong activity in core end - markets along with key customers like Disney (Amusement and Recreation) and HCA (Healthcare) • FMI Construction Outlook projects total nonresidential building construction to grow nearly 6% annually to over $597.8 billion in 2020 based on construction put in place Indicators and Outlook Change from Prior Year % Change 2014 Actual 2015 Actual 2015A - 2020F CAGR Total Nonresidential Buildings 8% 16% 6% Amusement and Recreation 9% 24% 3% Commercial 18% 7% 5% Education 1% 7% 5% Healthcare (6)% 4% 6% Lodging 20% 31% 7% Manufacturing 14% 44% 7% Office 21% 22% 6% Public Safety (1%) (5%) 3% Transportation 6% 7% 7% 14

-30.0% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 6/1/2015 7/1/2015 8/1/2015 9/1/2015 10/1/2015 11/1/2015 12/1/2015 1/1/2016 2/1/2016 3/1/2016 4/1/2016 5/1/2016 E&C Index S&P 500 Index Russell 2000 E&C Index versus S&P 500 and Russell 2000 Relative Performance (10 - Year) E&C Index vs. S&P 500 and Russell 2000 E&C Index includes ACM, AEGN, CBI, FIX, EME, FLR, GVA, GLDD, JEC, KBR, MTZ, MTRX, MDR, MYRG, PRIM, PWR, STN, STRL, TTEK, TPC, WG 15 -60.0% -40.0% -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 5/29/2006 5/29/2007 5/29/2008 5/29/2009 5/29/2010 5/29/2011 5/29/2012 5/29/2013 5/29/2014 5/29/2015 5/29/2016 E&C Index S&P 500 Index Russell 2000 E&C Index versus S&P 500 and Russell 2000 Relative Performance (1 - Year) Trending Higher Towards Historical Valuations • Though long term trends are positive, still a long ways to go to reach historical valuations in pre - recession levels • All indications point to increasing spend on non - residential construction

Outstanding Construction and Service Relationships 16

Ideally positioned to expand service capabilities and take share as the market recovers and demand for technically complex and energy efficient buildings grows Core Growth Plan • Establish Limbach as a national platform through expansion into adjacent geographic areas • Complementary strategic acquisitions • Proven greenfield office expansion into satellite markets of existing branches • Grow recurring, high margin maintenance services platform • Leverage 2012 b uilding automation partnership with Siemens • Further expand MEP pilot from Mid - Atlantic to other locations to further differentiate Limbach from competitors • Target of c ontrolling 25% - 50% of a building’s construction costs • Further expand presence in existing markets • Further penetrate key customer relationships with higher - end services • Strategic selling • Leverage engineering and BIM capabilities • Maximize prefabrication to dramatically reduce field construction cost • Continue rapid growth of maintenance/service segment Geographic Expansion Integrated Services Gain Market Share 17

Limbach – Value Proposition 18 • High - touch Engineering Expertise – Professional Engineers to challenge the design team and bring additional ideas • Strong Direct Relationships – Leading general contractors and construction managers – Building owners • Utilization of Technology to Maximize Service Offerings / Energy Savings – Offsite fabrication offer tremendous benefits to the overall project . – Increased project safety, higher productivity, enhanced quality control, better fit and sequencing, and minimization of waste

$7.1 $7.2 $7.5 $8.3 $9.1 $10.0 $10.9 $17.2 $26.0 $26.5 $31.6 $40.9 $47.7 $68.1 $24.3 $33.2 $34.0 $39.9 $50.0 $57.7 $79.0 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 2010 2011 2012 2013 2014 2015 2016 E ($ in millions) Maintenance Base Pull Through Annuity Streams: Maintenance 19 • Limbach’s contractual maintenance base has increased steadily in response to recent investments in sales people, training and business development efforts • Growth in the maintenance base has driven a greater increase in pull - through special project and construction revenue which generates comparatively higher gross margins than stand - alone construction projects

Strategic Acquisitions

Limbach's access to capital will enable pursuit of unique acquisition opportunities that can integrate ideally into its geographic / service expansion model

Attractive Acquisition Environment

- Highly fragmented industry dominated by small, single location businesses and mid-sized regional firms (typically family owned / operated)
- Few large competitors – only a few firms with revenues over $500 million
- Significant consolidation opportunities for businesses with scale and capable management teams
- Geographic opportunities
  - Target mechanical businesses in adjacent markets
- Expand service offering
  - Target electrical and fire protection businesses within existing footprint
  - Build full MEP offering, controlling 50% of a building's construction cost, <u>plus</u> full maintenance opportunity

Geography



New England
Eastern PA
Michigan
New Jersey
Western PA
Ohio
Mid-Atlantic
Southern California
Orlando
Tampa

Integrated MEP Platform


Mechanical


Electrical


Fire Protection

20
LIMBACH

Depth of Limbach’s Leadership Team 21 Experienced Management Team Assembled to Lead Limbach During its Expansion Chief Executive Officer EVP, Chief Operating Officer EVP, Chief Financial Officer EVP, Maintenance & Service Director of Human Relations SVP, Chief Learning Officer President, Engineering & Design Services General Counsel SVP, National Sales & Marketing Officer President, Harper Average Years at Limbach 12 28 1 10 18 24 18 10 1 6 13 Years in Industry 34 28 28 35 18 24 34 23 35 12 27

Prior SPAC – E&C Company Mergers Have Been Very Successful • Hill International (HIL) • Merger took place in Q2 of 2006 • Enterprise value at June 30, 2006 was estimated at ~$98 million • Current Enterprise Value of $294 million • 10 year CAGR of 11.6% • Primoris Corp (PRIM) • Merger took place in Q3 of 2008 • Enterprise value at July 31, 2008 was estimated at ~$154 million • Current Enterprise Value of $1,303 million • 8 year CAGR of 30.6% $98 mln $294 mln $154 mln $1,303 mln 22

Financial Performance – Strong Backlog / EBITDA Growth Rate

Historical Performance

($ in thousands)	2014	2015	Q1 '15	Q1 '16
Revenue	$294,436	$331,350	$78,161	$97,819
Cost of Revenue	255,381	285,938	67,667	85,678
Gross Profit	**39,055**	**45,412**	**10,494**	**12,141**
Gross Margin	*13.3%*	*13.7%*	*13.4%*	*12.4%*
SG&A	33,972	37,767	9,301	9,841
Operating Income	**5,083**	**7,645**	**1,193**	**2,300**
Gain (Loss) On Sale of PPE	37	(73)	2	4
Interest Expense	(3,134)	(3,200)	(748)	(835)
Net Income	**$1,986**	**$4,372**	**$447**	**$1,469**

EBITDA Calculation				
Net Income	$1,986	$4,372	$447	$1,469
Depreciation	2,594	2,630	615	693
Interest Expense	3,134	3,200	748	835
Gain (Loss) on Sale of PPE	37	(73)	2	4
Other Adjustments	1,325	3,051	$573	$310
Adjusted EBITDA	**$9,076**	**$13,180**	**$2,385**	**$3,311**
Adjusted EBITDA Margin	*3.1%*	*4.0%*	*3.1%*	*3.4%*

* *Does not reflect estimated public company expenses (estimated at approximately $750,000)*

Q1 Results

- Q1 '16 revenue growth of 25% year-over-year
- Q1 '16 Adjusted EBITDA growth of 39% year-over-year
- 2017 revenue budget 47% covered at Q1 '16
- Sales pipeline remains robust for Service and Construction lines of business

2016 Forecast

- 2016 revenue estimates: $407 million
- 2016 Adjusted EBITDA: $16.2 million*

Comments

- Strong forward visibility with large backlog and revenue coverage
- Growth of recurring, higher margin maintenance services provides stability and improved profit mix
- Competing on capabilities vs. price as market recovers from cost-based decisions in prior years
- Focus on operational improvements driving sustainable margin Performance in 2016 expected to reflect continued strength in the market and improvements in execution

23

LIMBACH
Since 1901 Consistently Exceeding Expectations

($ in thousands) 12/31/2015 3/31/2016 Cash $6,107 $21 Restricted Cash 63 63 Accounts Receivable, Net of Allowance 85,357 91,410 Gross Underbillings 20,745 22,281 Advances and Equity in Joint Ventures, Net 6 6 Other Current Assets 1,793 1,875 Total Current Assets $114,071 $115,656 Property and Equipment, Net $13,221 $13,774 Other Assets 37 151 Total Assets $127,329 $129,581 Short Term Debt, Current $2,698 $2,273 Accounts Payable 42,569 37,650 Gross Overbillings 26,272 31,530 Accrued Expenses and Other 15,660 12,981 Total Current Liabilities $87,199 $84,434 Long Term Debt, Net of Current $30,957 $34,278 Other Long Term Liabilities 964 1,191 Total Noncurrent Liabilities $31,921 $35,469 Total Liabilities $119,120 $119,903 Member's Equity 8,209 9,678 Total Liabilities & Members Equity $127,329 $129,581 Balance Sheet Supports Large Scale Projects and Bonding Ability Historical Balance Sheet 24

Comparable Companies Analysis 25 Data as of June 2, 2016 Sources: Capital IQ, Yahoo Finance June 2, June 2, June 2, 2016 CY LTM 2016 CY LTM LTM 2016 CY Company 2016 2016 2016 Estimate Estimate Estimate Share Market Enterprise EV/ EV/ Net Price / Price / Price Cap Value EBITDA EBITDA EBITDA EBITDA Income Earnings Earnings AECOM $31.94 $4,921.5 $8,930.3 $1,014.5 $1,064.8 8.8x 8.4x $5.3 N/A 9.9x Comfort Systems USA Inc. $32.10 $1,191.8 $1,202.8 $117.5 $132.2 10.2x 9.1x $54.1 22.0x 18.8x Electra Ltd. $129.61 $464.0 $563.4 $59.0 N/A 9.5x N/A $37.4 12.4x N/A EMCOR Group Inc. $47.49 $2,885.1 $2,806.9 $364.1 $371.5 7.7x 7.6x $173.8 16.6x 16.3x Integrated Electrical Services, Inc. $15.06 $308.2 $260.2 $24.4 N/A 10.7x N/A $19.4 15.9x N/A NV5 Global, Inc. $28.18 $300.2 $298.9 $20.2 $26.5 14.8x 11.3x $9.5 31.7x 18.9x Stantec Inc. $26.22 $2,986.1 $3,312.8 $219.9 $304.8 15.1x 10.9x $114.9 26.0x 18.4x Mean 11.0x 9.4x 20.8x 16.4x Median 10.2x 9.1x 19.3x 18.4x LTM